Exhibit 5.1

1001 FLEET STREET SUITE 700 BALTIMORE, MARYLAND 21202-4346

July 8, 2021

Wheeler Real Estate Investment Trust, Inc. 2529 Virginia Beach Boulevard Virginia Beach, VA 23452

Re:      Rights Offering

Ladies and Gentlemen:

We are furnishing this opinion letter in accordance with the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement on Form S-11, as amended by Amendment Number 1 on Form S-11/A (as amended to date, the “Registration Statement”), of Wheeler Real Estate Investment Trust, Inc., a Maryland corporation (the “Company”), to be filed on or about the date hereof with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the proposed distribution by the Company to the holders of its common stock, par value $.01 per share (the “Common Stock”), of non-transferable subscription rights (the “Rights”) entitling such holders to purchase $30 million aggregate principal amount of 7.00% Senior Subordinated Convertible Notes due 2031 (each, a “Note” and collectively, the “Notes”) to be issued by the Company (the “Rights Offering”). Interest on the Notes will be payable, at the Company’s election, (1) in cash, (2) in shares of its Series B Preferred Stock (the “Series B Stock”), and/or (3) in shares of its Series D Cumulative Convertible Preferred Stock (the “Series D Stock”), as provided in the Notes and an Indenture to be executed by the Company and Wilmington Savings Fund Society, FSB, as trustee, in the form attached as an exhibit to the Registration Statement (the “Indenture”). After January 1, 2024, the Company may redeem a Note at any time, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest to be paid in cash and/or in shares of Common Stock, as provided in the Notes and the Indenture. The Notes will be convertible, in whole or in part, at any time, at the option of the holders thereof, into shares of Common Stock as provided in the Notes and the Indenture. Upon a “Change of Control” of the Company (as defined in the Indenture), the Notes will mandatorily convert into shares of Common Stock as provided in the Notes and the Indenture. At maturity, the principal balance then due under each Note will be repaid, in the Company’s discretion, in cash and/or in shares of Common Stock as provided in the Notes and the Indenture. The Notes, the shares of Series B Stock that may be issued pursuant to the Notes (the “Series B Shares”), the Series D Stock that may be issued pursuant to the Notes (the “Series D Shares”), and the shares of Common Stock that may be issued pursuant to the Notes (the “Common Shares”) are collectively referred to herein as the “Securities.”

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I. Documents Reviewed

We have examined copies of the following documents (the “Documents”):

1. the Registration Statement and the prospectus that is included therein, each in the form in which it will be filed with the Commission;

2. Articles of Amendment and Restatement filed by the Company with the State Department of Assessments and Taxation of Maryland (“SDAT”) on August 5, 2016 (the “Articles of Incorporation”);

3. Articles Supplementary filed by the Company with SDAT on September 16, 2016, as corrected by the Certificate of Correction filed with SDAT on May 3, 2018;

4. Articles Supplementary filed by the Company with SDAT on November 15, 2016;

5. Articles Supplementary filed by the Company with SDAT on November 21, 2016;

6. Articles Supplementary filed by the Company with SDAT on December 1, 2016;

7. A first Articles of Amendment to the Articles of Incorporation filed by the Company with SDAT on March 28, 2017;

8. A second Articles of Amendment to the Articles of Incorporation filed by the Company with SDAT on March 28, 2017;

9. Articles of Amendment to the Articles of Incorporation filed by the Company on May 29, 2020;

10. Articles Supplementary filed by the Company with SDAT on July 8, 2021 (together with the documents identified in Items 2 through 9 of this Section I, the “Charter”);

11. the Bylaws of the Company (the “Bylaws);

12. the certificate of good standing issued by SDAT on July 7, 2021 with respect to the Company (the “Good Standing Certificate”);

13. the resolutions adopted by the Board of Directors of the Company on June 1, 2021 relating to certain matters referred to herein;

14. the resolutions adopted by the Board of Directors of the Company on July 5, 2021 related to certain matters referred to herein (together with the resolutions identified in Item 13 of this Section I, the “Resolutions”);

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15. the Subscription Agent Agreement, dated as of June 18, 2021, by and among the Company, Computershare Trust Company, N.A., and Computershare, Inc. (the “Subscription Agent Agreement”);

16. the Rights Certificate, which is attached as an exhibit to the Registration Statement (a “Rights Certificate”);

17. the Indenture;

18. the form of Note, which is attached as an exhibit to the Registration Statement; and

19. the Certificate of Secretary, dated as of the date hereof, issued to us by the Secretary of the Company with respect to certain factual matters relevant to this opinion letter.

II. Assumptions

In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent therewith, that:

1. all Documents submitted to us as originals are authentic;

2. all Documents submitted to us as certified or photostatic copies conform to the original documents;

3. all signatures on all such Documents are genuine;

4. all public records reviewed or relied upon by us or on our behalf are true and complete;

5. all statements and information contained in the Documents are true and complete;

6. all signatories to the Documents were legally competent to do so;

7. there has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, in connection with this opinion letter, by action or omission of the parties thereto or otherwise;

8. the Charter, the Bylaws, and the Resolutions will not have been amended or rescinded, and will be in full force and effect, at all times at which any Securities are offered or sold by the Company;

9. the Securities will, if and when sold and issued, be sold and issued in the manner stated in the Registration Statement and pursuant to the Prospectus;

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10. the issuance by the Company from time to time of any Series B Shares, Series D Shares, and/or Common Shares will be authorized and approved by the Board of Directors of the Company, or a duly authorized committee thereof, in accordance with the Maryland General Corporation Law, the Charter, and the Bylaws (such approvals are referred to herein as the “Corporate Proceedings”);

11. upon the issuance of any Common Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter;

12. upon the issuance of any Series B Shares, the total number of issued and outstanding shares of Series B Stock will not exceed the total number of shares of Series B Stock or the total number of shares of preferred stock that the Company is then authorized to issue under the Charter;

13. upon the issuance of any Series D Shares, the total number of issued and outstanding shares of Series D Stock will not exceed the total number of shares of Series D Stock or the total number of shares of preferred stock that the Company is then authorized to issue under the Charter;

14. none of the Securities will be issued in violation of the restrictions on transfer and ownership set forth in Article VI of the Articles of Incorporation;

15. at the time of the issuance of any Series B Shares, Series D Shares, and/or Common Shares, the Company or its transfer agent will record in the Company’s stock ledger the name(s) of the persons to whom such shares are issued;

16. the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective by the Commission; and

17. the Company will remain duly organized, validly existing, and in good standing under the laws of the State of Maryland at the time any Securities are issued.

As to any facts material to this opinion letter that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

III. Opinions

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, it is our opinion that:

1. based solely on the Good Standing Certificate, the Company is duly incorporated under the laws of, and is validly existing in, the State of Maryland;

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2. the Subscription Agent Agreement and its execution and delivery by the Company have been duly authorized and approved;

3. the Company has the corporate power and authority to execute and deliver the Rights Certificates and the Indenture and to execute and issue the Notes;

4. if and when sold and issued by the Company under the circumstances contemplated by the Registration Statement, the Notes will be duly authorized;

5. upon the completion of all Corporate Proceedings relating thereto, the Series B Shares will, if and when issued and delivered against payment therefor in accordance with the Registration Statement, the Prospectus, and the Corporate Proceedings, be duly authorized, validly issued, fully paid, and non-assessable;

6. upon the completion of all Corporate Proceedings relating thereto, the Series D Shares will, if and when issued and delivered against payment therefor in accordance with the Registration Statement, the Prospectus, and the Corporate Proceedings, be duly authorized, validly issued, fully paid, and non-assessable; and

7. upon the completion of all Corporate Proceedings relating thereto, the Common Shares will, if and when issued and delivered against payment therefor in accordance with the Registration Statement, the Prospectus, and the Corporate Proceedings, be duly authorized, validly issued, fully paid, and non-assessable.

IV. Additional Qualifications

In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

1. We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The foregoing opinion is limited to the Maryland General Corporation Law, the applicable provisions of the Maryland Declaration of Rights, and reported judicial decisions interpreting these laws, and we do not express any opinion herein concerning any other law. The foregoing opinions are based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinion set forth herein.

2. We express no opinion concerning the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder, or any decisional laws interpreting any of the provisions of the securities laws of the State of Maryland, or the rules and regulations promulgated thereunder.

3. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

4. Various issues pertaining to the enforceability of the Notes and the Indenture are addressed in the opinion letter that Cadwalader, Wickersham & Taft LLP has separately provided to the Company. We express no opinion with respect to those matters.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of the name of our firm therein. In issuing this opinion letter, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Sincerely,

/s/ Gordon Feinblatt LLC